UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	1-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, Prosperity Bancshares, Inc. (the “Company”) was notified by Peter E. Fisher, the current Executive Vice President and General Counsel of the Company and the Vice Chairman and General Counsel and a director of Prosperity Bank (the “Bank”), a Texas banking association and wholly-owned subsidiary of the Company, that he intends to retire from his positions as Executive Vice President and General Counsel of the Company and General Counsel of the Bank effective April 17, 2012.

Item 8.01	Other Events.

On March 7, 2012, the Company announced the pending retirement of Mr. Fisher and the appointment of Charlotte M. Rasche as Executive Vice President of the Company and the Bank effective March 1, 2012. Immediately following the Company’s annual shareholder meeting on April 17, 2012, Ms. Rasche will assume the additional positions of General Counsel of the Company and the Bank, upon the retirement of Mr. Fisher. A copy of the Company’s press release announcing the pending retirement of Mr. Fisher and the appointment of Ms. Rasche is included as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated March 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: March 7, 2012	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated March 7, 2012.